UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Revance Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7555 Gateway Boulevard, Newark, California, 94560

(Address of principal executive offices and zip code)

(510) 742-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 11, 2020, Revance Therapeutics, Inc. (“Revance”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), relating to the sale by Revance of an aggregate of $250.0 million principal amount of its 1.75% Convertible Senior Notes due 2027 (the “Notes”) in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Revance also granted the Initial Purchasers an option to purchase, within a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $37.5 million additional principal amount of Notes. The Initial Purchasers exercised in full this option to purchase additional Notes on February 12, 2020. The Purchase Agreement includes customary representations, warranties and covenants by Revance and customary closing conditions. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture and Notes

On February 14, 2020, Revance issued an aggregate of $287.5 million principal amount of Notes, pursuant to an Indenture, dated February 14, 2020 (the “Indenture”), between Revance and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are senior, unsecured obligations of Revance and will bear interest at a rate of 1.75% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The Notes will mature on February 15, 2027, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, shares of Revance’s common stock or a combination of cash and shares of Revance’s common stock, at Revance’s election.

The net proceeds from the Note Offering are expected to be approximately $278.4 million, after deducting the Initial Purchasers’ discounts and commissions and estimated expenses payable by Revance. Revance used a portion of the net proceeds from the Note Offering to pay the cost of the capped call transactions described below. Revance intends to use the remainder of the net proceeds, together with existing cash and cash equivalents, to fund expenses associated with the commercial launch of its recently in-licensed portfolio of Resilient Hyaluronic Acid® dermal fillers, pre-commercialization and commercialization activities for DaxibotulinumtoxinA for Injection (“DAXI”) for glabellar lines, and continued development of its DAXI aesthetic and therapeutic pipeline. Revance may also use a portion of the net proceeds from this Note Offering for the acquisition or in-license of other products, product candidates, businesses or technologies, although it has no current agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding November 15, 2026 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2020 (and only during such fiscal quarter), if the last reported sale price of Revance’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Revance’s common stock and the conversion rate on each such trading day; (3) if Revance calls any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Revance will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at Revance’s election.

The conversion rate will initially be 30.8804 shares of Revance’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $32.38 per share of Revance’s common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Revance delivers a notice of redemption, Revance will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

Revance may not redeem the Notes prior to February 20, 2024. Revance may redeem for cash all or any portion of the Notes, at its option, on or after February 20, 2024 if the last reported sale price of Revance’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Revance provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Revance undergoes a fundamental change (as defined in the Indenture), holders may require Revance to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) Revance defaults in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days; (2) Revance defaults in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by Revance to comply with Revance’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three (3) business days; (4) failure by Revance to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due and such failure continues for one (1) business day; (5) failure by Revance to comply with its obligations under the Indenture with respect to consolidation, merger and sale of Revance’s assets; (6) failure by Revance for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of Revance’ other agreements contained in the Notes or Indenture; (7) Revance or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million (or its foreign currency equivalent) in the aggregate of Revance and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Revance by the Trustee or to Revance and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Revance or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are Revance’s general unsecured obligations and rank senior in right of payment to all of Revance’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Revance’s liabilities that are not so subordinated; effectively junior to any of Revance’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Revance’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On February 11, 2020 and February 12, 2020, concurrently with, respectively, the pricing of the Notes and the Initial Purchasers’ exercise of their option to purchase additional Notes, Revance entered into capped call transactions with one of the Initial Purchasers and another financial institution (the “option counterparties”). Revance used approximately $28.9 million of the net proceeds from the Note Offering of the Notes to pay the cost of the capped call transactions. The capped call transactions are expected generally to reduce potential dilution to Revance’s common stock upon any conversion of Notes and/or offset any cash payments Revance is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $48.88 (which represents a premium of 100% over the last reported sale price of Revance’s common stock on February 10, 2020). The capped call transactions are separate transactions, entered into by Revance with the option counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

On February 12, 2020, Revance issued a press release announcing the pricing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.3.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the use of proceeds from the Note Offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the Note Offering and the impact of general economic, industry or political conditions in the United States or internationally. Revance will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force Revance to delay, reduce or eliminate its product development programs or commercialization efforts. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Additional risks and uncertainties relating to the Note Offering, Revance and its business can be found under the heading “Risk Factors” in Revance’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 4, 2019, as updated by the risk factors included in the information attached as Exhibit 99.2 to Revance’s Current Report on Form 8-K filed on February 10, 2020. Forward-looking statements represent Revance’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Revance expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Indenture, dated as of February 14, 2020, by and between Revance Therapeutics, Inc. and U.S. Bank National Association, as Trustee

4.2	Form of Global Note, representing Revance Therapeutics, Inc.’s 1.75% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

99.1	Purchase Agreement, dated February 11, 2020, by and among Revance Therapeutics, Inc. and Goldman Sachs & Co. LLC, as representative of the several Initial Purchasers

99.2	Form of Confirmation for Capped Call Transactions

99.3	Press Release dated February 12, 2020

104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020	Revance Therapeutics, Inc.

	By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer